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                                                                       Exhibit 5

           [LETTERHEAD OF BRONSON, BRONSON & MCKINNON APPEARS HERE]



                                February 9, 1995



Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, California 94088-3453


Ladies and Gentlemen:

     This opinion is being delivered in connection with the registration under the Securities Act of 1933 by Advanced Micro Devices, Inc., a Delaware corporation ("AMD" or the "Company"), of 6,853,443 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") accompanied by preferred stock purchase rights (the "Rights"). The Common Stock and Rights are to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about February 10, 1995.

     We have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of such corporate records of the Company and such other instruments, records and documents as we have deemed necessary in order to enable us to render the opinions hereinafter expressed.
As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed the genuineness of all signatures, the authenticity of all documents and certificates examined by us and the correctness of all statements of fact contained therein.

     On the basis of the foregoing, we are of the opinion that:

     1. AMD is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.
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                          BRONSON, BRONSON & MCKINNON

Advanced Micro Devices, Inc.
February 9, 1995
Page 2


     2. The 6,853,443 shares of Common Stock and accompanying Rights when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and to the reference to our firm under the caption "Legal Matters" in the related prospectus.


                                                     BRONSON, BRONSON & MCKINNON

VJB/ph